EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is entered into as of June ___, 2010, by and among Bacterin International Holdings, Inc., f/k/a K-Kitz, Inc. (the “Company”) and the Holders (as defined below).

WITNESSETH:

WHEREAS, the Company has entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which Bacterin International Inc., a Nevada corporation (“Bacterin”), will become a wholly-owned subsidiary of the Company (the “Reverse Merger”) and, contingent upon the closing of the Reverse Merger, the Investors have agreed to acquire from the Company (the “Offering”), either for cash or upon conversion of certain existing promissory notes (“Bridge Notes”) of Bacterin, (i) shares of Company common stock (the “Common Stock”) and (ii) warrants (“Warrants”) to purchase additional shares of the Common Stock, subject to the terms and conditions set forth in that certain Subscription Agreement dated on or about June __, 2010 between Bacterin and each of the Investors (the “Subscription Agreement”); and

WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Subscription Agreement that the Company execute this Agreement; and

WHEREAS, certain terms used in this Agreement are defined in Section 3 hereof.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Subscription Agreement, the Appendices thereto and the other documents to be entered into and/or delivered in connection therewith (the “Transaction Documents”), the Company and each Holder agree as follows:

1.         Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Subscription Agreement.  As used in this Agreement, the following terms shall have the following respective meanings:

“Closing” and “Closing Date” shall have the meanings ascribed to such terms in the Subscription Agreement.

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Demand Registrable Securities” shall mean (i) the Registrable Securities, (ii) securities issued or issuable in respect of the foregoing upon any stock split, stock dividend, recapitalization or similar event; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses; provided that all such shares shall cease to be Demand Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold pursuant to Rule 144(b)(1).

“Harborview Shareholders” shall mean The Corbran LLC, Harborview Master Fund, L.P., Harborview Value Master Fund, L.P. and  Chex Associates LLC and any permitted transferee or transferees of a Harborview Shareholder’s Registrable Securities.

“Harborview Shares” shall mean the 1,177,196 shares of common stock of the Company owned in the aggregate by the Harborview Shareholders (which shall be in addition to any other Registrable Securities that may be registered by any of the Harborview Shareholders pursuant to clauses (i), (ii) and (iv) of the definition of Registrable Securities).

“Holder” and “Holders” shall be used to refer to the Harborview Shareholders, Investors and Placement Agent collectively.

“Investor” and “Investors” shall include each Investor, the Placement Agent and any permitted transferee or transferees of an Investor’s Registrable Securities.

“Permitted Free Writing Prospectus” means a free writing prospectus authorized for use by the Company in connection with any offering of Registrable Securities that has been filed with the SEC in accordance with Rule 433 under the Act .

“Placement Agent” means Middlebury Securities, LLC and any authorized sub placement agents.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean:  (i) the Common Stock or other securities issued or issuable to each Investor and to the Placement Agent or any of their respective permitted transferees or designees (a) in connection with the Offering (including upon conversion or tender of any Bridge Notes), (b) in connection with Investor’s exercise of Warrants received in connection with the Offering, (c) in connection with the exercise of warrants received by the Placement Agent pursuant to the placement agent agreement, as amended, between Bacterin and the Placement Agent (the “Placement Agent Agreement”), (d) upon any distribution with respect to, any exchange for or any replacement of, any shares of Common Stock, or (e) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable in respect of the foregoing upon any stock split, stock dividend, recapitalization or similar event; (iii)  the Harborview Shares; and (iv) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses; provided that all such shares shall cease to be Registrable Securities at such time as they have been sold under a Registration Statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold pursuant to Rule 144(b)(1).

“Registration Expenses” shall mean all expenses to be incurred in connection with each Holder’s registration rights under this Agreement not included in Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Registration Statement” shall have the meaning set forth in Section 2(a) herein.

“Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“Securities Act” or “Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities or Demand Registrable Securities, as the case may be.

“Special Counsel” means the single attorney selected by Holders holding a majority in interest of the Common Stock (which attorney shall be reasonably acceptable to the Company) to represent the Holders’ interests in connection with the registrations contemplated by this Agreement.

“Time of Sale Information” means any preliminary prospectus together with each Permitted Free Writing Prospectus, if any, used in connection with any offering of Registrable Securities.

2.      Registration Requirements.  The Company shall use its best efforts to effect the registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holders.  Such best efforts by the Company shall include, without limitation, the following:

(a)           The Company shall, as expeditiously as possible after the Closing Date:

(i)            But in any event no later than ninety (90) days after the Closing Date (the “Required Filing Date”), prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act (“Rule 415”) on Form S-1 or Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that any other form shall be converted into a Form S-3 as soon as Form S-3 becomes available to the Company) covering resales by the Holders as selling stockholders (not underwriters) of the Registrable Securities (a “Registration Statement”) and such additional securities as are permitted under Rule 416 under the Securities Act. The number of shares of Common Stock initially included in such Registration Statement shall be no less than 100% of the maximum number of Registrable Securities.  If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a registration statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter,” the Company shall use its best efforts to persuade the Commission that the offering contemplated by the registration statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.”  The Holders shall have the right to participate or have their Special Counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their Special Counsel comment on any written submission made to the Commission with respect thereto.  No such written submission shall be made to the Commission to which the Special Counsel reasonably objects.  In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(a)(i), the Commission refuses to alter its position, the Company shall (i) remove from the registration statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “Commission Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such registration statement without the prior written consent of such Holder.  Thereafter, the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective, as soon as possible, and in any event no later than the 150th day following the Closing Date (or not later than the 180th day following the Closing Date if the SEC reviews such Registration Statement) (the “Required Effective Date”).  In the event that less than all of the Registrable Securities are included in a Registration Statement as a result of the limitations described in this paragraph, then the Company will (i) reduce on a proportionate basis the number of Registrable Securities of each Holder included in such Registration Statement and (ii) file additional Registration Statements, each registering the maximum number of Cut Back Shares permitted as a result of Commission Restrictions, seriatim, until all of the Registrable Securities have been registered. The Required Filing Date and the Required Effective Date of each such additional Registration Statement shall be thirty (30) days and ninety (90) days, respectively, after the first day such Registration Statement may be filed without objection by the SEC based on Rule 415.  Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests, and shall request acceleration of effectiveness at the earliest possible date.

(ii)           Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iii)          Furnish to each Holder that has Registrable Securities included in a Registration Statement such numbers of copies of a current prospectus conforming with the requirements of the Securities Act, copies of such Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

(iv)          Register and qualify the securities covered by such Registration Statement under the securities or “Blue Sky” laws of all U.S. domestic jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v)           Notify promptly each Holder that has Registrable Securities included in a Registration Statement of the happening of any event (but not the substance or details of any such event) of which the Company has knowledge as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (each an “Event”), and use its best efforts to promptly update and/or correct such prospectus. Each Holder will hold in confidence and will not make any disclosure of any such Event and any related information disclosed by the Company.

(vi)          Notify each Holder of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of any Registration Statement or the threat or initiation of any proceedings for that purpose.  The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(vii)         List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with any exchange or market where the Common Shares are traded.

(viii)        Take all steps reasonably necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

(b)           Notwithstanding the obligations under Section 2(a)(v) or any other provision of this Agreement, if (i) in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to a Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a material adverse effect upon the Company and its stockholders, or (ii) in the good faith judgment of the Company, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its equity securities, then the Company will have the right to suspend the use of the Registration Statement for one period of not more than 30 calendar days in any 12 month period, but only if the Company reasonably concludes, after consultation with outside legal counsel, that the failure to suspend the use of the Registration Statement as such would create a material liability or violation under applicable securities laws or regulations.

(c)           Set forth below in this Section 2(c) are (I) events that may arise that the Holders consider will interfere with the full enjoyment of their rights under this Agreement, the Subscription Agreement and the other Transaction Documents (the “Interfering Events”), and (II) certain remedies applicable in each of these events.

(i)           Payments by the Company.  If (i) at any time after effectiveness of a Registration Statement, sales thereunder during the registration period (as described in Section 6) cannot be made for any reason, other than by reason of the operation of Section 2(b), for a period of more than 30 consecutive business days, (ii) at any time after effectiveness of the Registration Statement, sales thereunder during the registration period cannot be made for a period of time that exceeds the limitations set forth in Section 2(b), or (iii) at any time after the Registrable Securities are listed in accordance with Section 2(a)(vii), for a period of more than 30 consecutive calendar days the Common Stock is not listed or included for quotation on the OTC Bulletin Board or, if the Common Stock is then listed or traded on a U.S. national securities exchange, such securities exchange where the Common Stock is then traded, then the Company will make a payment as liquidated damages to each Holder as set forth below. The amount of the payment made to each Holder will be equal to 1% of the Purchase Price (defined below) paid for (i) the shares of Common Stock then held by the Holder and (ii) shares of Common Stock obtained upon exercise of the Warrants, for each 30 calendar days that sales cannot be made under an effective Registration Statement or the Shares are not listed or included for quotation on the OTC Bulletin Board or other exchange or market where the Common Stock is then traded (but any day on which both conditions exist shall count as a single day and no day taken into account for purposes of determining whether any payment is due under Section 2 (c)(ii) shall be taken into account for purposes of determining whether any payment is due under this Section 2(c)(i) or the amount of such payment). The number of shares of Common Stock held for purposes of clause (ii) of the preceding sentence shall be determined as of the end of the respective 30-day period.  In no event shall payments pursuant to this Section exceed 12% in the aggregate of the Purchase Price paid for the shares of Common Stock purchased in the Offering for the entire registration period (as described in Section 6).   For purposes of this Section, the Purchase Price of shares of Common Stock acquired upon conversion or tender of Bridge Notes shall be the principal amount plus accrued and unpaid interest deemed to have been tendered or converted.  These payments will be prorated on a daily basis during the 30-day period and will be paid to each Holder within ten business days following the end of each 30-day period as to which payment is due hereunder.  The Holders may make a claim for additional damages as a remedy for the Company’s failure to comply with the timelines set forth in this Section, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist. Nothing contained in the preceding sentence shall be read to limit the ability of the Holders to seek specific performance of this Agreement.

(ii)           Effect of Late Registration. Subject to the last sentence of this Section 2(c)(ii), if any Registration Statement has not been filed by the Required Filing Date or declared effective by the Required Effective Date other than by reason of the operation of Section 2(b), then the Company will make a payment to each Holder as liquidated damages for such delay (each a “Late Registration Payment”). Each Late Registration Payment will be equal to 1% of the Purchase Price paid for (i) the shares of Common Stock then held by the Holder and (ii) shares of Common Stock obtained upon exercise of the Warrants for the first 30 calendar days after the Required Filing Date or Required Effective Date, as applicable, and 1% of such Purchase Price for each period of 30 calendar days thereafter (but no day taken into account for purposes of determining whether any payment is due under Section 2(c)(i) shall be taken into account for purposes of determining whether any payment is due under this Section 2(c)(ii) or the amount of such payment).  In no event shall payment pursuant to this Section exceed 12% in the aggregate of the Purchase Price paid for (i) the shares of Common Stock and (ii) shares obtained upon exercise of the Warrants (including such Holder’s predecessors and successors), as applicable, for the entire registration period (as described in Section 6).  The Late Registration Payments will be prorated on a daily basis during the 30-day period and will be paid to the Holders within ten business days following the end of each 30-day period as to which payment is due hereunder.  The Holders may make a claim for additional damages as a remedy for the Company’s failure to comply with the timelines set forth in this Section, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist.  Nothing contained in the preceding sentence shall be read to limit the ability of the Holders to seek specific performance of this Agreement.  Notwithstanding the foregoing, no penalties shall be payable by the Company with respect to the Registrable Securities which are not covered by an effective Registration Statement if the sole reason for such failure is the application of Rule 415 by the SEC; provided, however, that the Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective.  For purposes of Section 2(c) of this Agreement, “Purchase Price” shall mean $0.80 per share regardless of the actual price per share paid by Holder.

(d)           During the registration period, the Company will make available, upon reasonable advance notice during normal business hours, for inspection by any Holder whose Registrable Securities are being sold pursuant to a Registration Statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as reasonably necessary to enable each such Holder to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause its officers, directors and employees to supply all information that any Holder may reasonably request for purposes of performing such due diligence.

(e)           Each Holder will hold in confidence, use only in connection with the contemplated offering and not make any disclosure of all Records and other information that the Company determines in good faith to be confidential, and of which determination the Holders are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Holder), (iv) the Records or other information were developed independently by the Holder without breach of this Agreement, (v) the information was known to the Holder before receipt of such information from the Company, or (vi) the information was disclosed to the Holder by a third party not under an obligation of confidentiality. However, a Holder may make disclosure of such Records and other information to any attorney, adviser, or other third party retained by it that needs to know the information as determined in good faith by the Holder (the “Holder Representative”), if the Holder advises the Holder Representative of the confidentiality provisions of this Section 2(e), but the Holder will be liable for any act or omission of any of its Holder Representatives relative to such information as if the act or omission was that of the Holder. The Company is not required to disclose any confidential information in the Records to any Holder unless and until such Holder has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially to the effect of this Section 2(e). Unless legally prohibited from so doing, each Holder will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein will be deemed to limit the Holder’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

(f)           The Company shall file a Registration Statement with respect to any newly authorized and/or reserved Registrable Securities consisting of Shares described in clause (i) of the definition of Registrable Securities within ten (10) business days of any stockholders’ meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within ninety (90) days of such stockholders’ meeting.  If the Holders become entitled, pursuant to an event described in clause (ii) and (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities.  The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective within 30 days of that date that the need to file the Registration Statement arose.  All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities.

(g)           If at any time during the term of this Agreement, a registration statement described herein is not effective with respect to some or all of the Demand Registrable Securities, each Holder shall have the following “piggyback” registration rights. If the Company at any time following the Closing Date proposes for any reason to register Common Shares under the Securities Act (other than registrations on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Holder of its intention to so register such equity securities and, upon the written request, given within 20 days after delivery of such notice by the Company, of each Holder to include in such registration Demand Registrable Securities held by the Holder (which request shall specify the number of Demand Registrable Securities proposed to be included in such registration by the Holder and shall state the intended method of disposition of such Demand Registrable Securities by the Holder), the Company shall use its best efforts to cause all such Demand Registrable Securities to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company in writing that the inclusion of all Demand Registrable Securities proposed to be included in such registration would interfere materially with the successful marketing (including pricing) of primary shares (the “Primary Shares”) proposed to be registered by the Company, then the number of Primary Shares and Demand Registrable Securities proposed to be included in such registration shall be included in the following order:

(i)            first, the Demand Registrable Securities requested to be included in such registration pursuant to this Section 2(g); and

(ii)           second, the Primary Shares

provided, that, in the case of any such underwritten offering of Common Stock by the Company that is in satisfaction of a demand registration pursuant to Section 2(h), the order for inclusion of Primary Shares and Demand Registrable Securities shall be as set forth in that section.

(h)           If at any time during the term of this Agreement, a registration statement described herein is not effective with respect to some or all of the Demand Registrable Securities, each Holder shall have the following demand registration rights.  If the Company shall be requested in writing by a Holder to effect a registration on Form S-1 under the Securities Act of Demand Registrable Securities (which request shall specify the number of Demand Registrable Securities proposed to be included in such registration by the Holder and shall state the intended method of disposition of such Demand Registrable Securities), then the Company shall promptly and in any event within three (3) business days give written notice (“Demand Notice”) to the other Holders of such request and use its best efforts to file within ten (10) business days of providing the Demand Notice such Registration Statement registering such Demand Registrable Securities which the Company has been so requested to register by the Holder and any other Holders responding to such notice during such ten (10) business days following delivery of the Demand Notice pursuant to this Section 2(h); provided, however, that the Company shall not be obligated to effect any registration under this Section 2(h) except in accordance with the following provisions:

(i)            The Company shall not be obligated to use its best efforts to file and cause to become effective (x) more than two registration statements on Form S-1 with respect to Demand Registrable Securities initiated by any or all of the Holders pursuant to this Section 2(h);

(ii)           The Company may delay the filing or effectiveness of any registration statement for a period of up to 30 days after the date of a request for registration pursuant to this Section 2(h) if the Company determines in good faith that (A) it is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization or other material transaction by or of the Company or concerning pending or threatened litigation and (B) disclosure of such information would jeopardize any such transaction or litigation or otherwise materially harm the Company; provided, however, that the Company may not exercise such deferral right more than once in any twelve month-period.

(iii)           The number of shares of Common Stock initially included in such registration statement shall be no less than 100% of the maximum number of shares of Common Stock which may be included in a Registration Statement without exceeding registration limitations imposed by the SEC pursuant to Rule 415 described in Section 2(a)(i).  In the event that less than all of the Demand Registrable Securities are included in a registration statement as a result of the limitations described in this paragraph and Section 2(a)(i), then the Company will (i) reduce on proportionate basis the number of Demand Registrable Securities of each Holder included in such registration statement and (ii) file additional registration statements, each registering the maximum number of Cut Back Shares permitted as a result of Commission Restrictions, seriatim, until all of the Demand Registrable Securities have been registered.

(i)            At such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, each Holder shall have the right to request in writing registrations on Form S-3 or such successor form of Registrable Securities held by each Holder in the manner described in Section 2(a), which request or requests shall (i) specify the number of Registrable Securities held by each Holder intended to be sold or disposed of, (ii) state the intended method of disposition of such Registrable Securities held by such Holders and (iii) relate to Registrable Securities having an anticipated aggregate offering price of at least $500,000.  A requested registration on Form S-3 or any such successor form in compliance with Section 4 shall not count as a registration statement initiated pursuant to Section 2(h) but shall otherwise be treated as a registration statement initiated pursuant to, and shall, except as otherwise expressly provided in Section 4, be subject to Section 2.

3.       Expenses of Registration.         All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

4.       No Other Registration Rights.  Without the prior written consent of all Holders who hold Demand Registrable Securities, the Company will not grant any registration rights which are senior to the registration rights granted hereby.  The Company represents and warrants to each Holder that, other than as set forth on Schedule 4 hereto, there is not in effect on the date of this Agreement any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

5.       Registration on Form S-3.  The Company shall use its reasonable best efforts to meet the “registrant eligibility” requirements for a secondary offering set forth in the general instructions to Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form S-3 as soon as the Company becomes so eligible.

6.       Registration Period.  In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective and current until the earlier of (a) the date on which all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier until such Registrable Securities may be sold by the Investors under Rule 144(b)(1) (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect) and (b) the eighteen (18) month anniversary of the Closing Date.

7.       Indemnification.

(a)           Company Indemnity.  The Company will indemnify each Holder, each of its officers, directors, agents, members and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Time of Sale Information, final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents, members and partners, and each person controlling each of the foregoing, for any reasonable legal fees of a single counsel and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter (if any) therefor and stated to be specifically for use therein, (ii) any failure by any Holder to comply with prospectus delivery requirements of the Securities Act (other than a failure resulting from an act or omission on the part of the Company) or any other law or legal requirement applicable to them or any covenant or agreement contained in the Subscription Agreement or this Agreement or (iii) an offer or sale of Registrable Securities or Demand Registrable Securities occurring during a period in which sales under a Registration Statement are suspended as permitted by this Agreement; provided that notice has been properly provided to the Holder.  The indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)           Holder Indemnity.  Each Holder will, severally but not jointly, if Registrable Securities or Demand Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and any other stockholder selling securities pursuant to the Registration Statement and any of its directors, officers, agents, partners, and any person who controls such stockholder within the meaning of the Securities Act or Exchange Act and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Time of Sale Information, final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made or (ii) failure by such Holder to comply with prospectus delivery requirements of the Securities Act (other than a failure resulting from an act or omission on the part of the Company or any other law or legal requirement applicable to them or any covenant or agreement contained in the Subscription Agreement or this Agreement, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any reasonable legal fees or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Time of Sale Information, final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), Registration Statement filed pursuant to this Agreement or any post-effective amendment thereof in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities or Demand Registrable Securities, as the case may be, pursuant to the registration statement in question.  The indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)           Procedure.  Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

8.           Contribution.  If the indemnification provided for in Section 7 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder(s) on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder(s) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of any Holder(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder(s).

In no event shall the obligation of any Indemnifying Party to contribute under this Section 8 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section, no Holder shall be required to contribute any amount in excess of the amount of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.           Survival.  The indemnity and contribution agreements contained in Sections 7 and 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, the Subscription Agreement or the Placement Agent Agreement and (ii) the consummation of the sale or successive resales of the Registrable Securities.

10.         Information by Holders.  As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Holder, such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least five business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder whether or not such Holder has elected to have any of its Registrable Securities included in the Registration Statement. If the Company has not received the requested information from a Holder by the business day prior to the anticipated filing date, then the Company may file the Registration Statement without including Registrable Securities of that Holder.

11.         Further Assurances. Each Holder will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s irrevocable election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

12.         Suspension of Sales. Upon receipt of any notice from the Company under Section 2(a)(v) or 2(b), each Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Sections 2(a)(v) or (ii) the Company advises the Holder that a suspension of sales under Section 2(b) has terminated. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) or destroy all copies in the Holder’s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

13.         Replacement Certificates.  The certificate(s) representing the Registrable Securities held by the Holder may be exchanged by the Holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Registrable Securities of the same tenor, as reasonably requested by such Holder upon surrendering the same.  No service charge will be made for such registration or transfer or exchange.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of certificates evidencing any Registrable Securities, and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or upon surrender and cancellation of such certificate if mutilated, the Company will make and deliver a new certificate of like tenor and dated as of such cancellation at no charge to the holder.

14.         Transfer or Assignment.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The rights granted to the Holder by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of the shares of Common Stock, Warrants or Registrable Securities, and all other rights granted to the Holder by the Company hereunder may be transferred or assigned to any transferee or assignee of the shares of Common Stock, Warrants or Registrable Securities; provided in each case that (i) the Company is given written notice by the Holder at the time of or within a reasonable time after such transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement, (ii) such transfer or assignment is not made under the Registration Statement or Rule 144, (iii) such transfer is made according to the applicable requirements of the Subscription Agreement, and (iv) the transferee has provided to the Company an investor questionnaire (or equivalent document) evidencing that the transferee is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Rule 501(a) of Regulation D.

15.         Miscellaneous.

(a)           Remedies.  The Company and the Holders acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Jurisdiction.  The Company and each Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York state courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  The Company and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

(c)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice.  The addresses for such communications shall be:

to the Company:

[Pubco]
600 Cruiser Lane
Belgrade, Montana 59714
Attn:  Chief Financial Officer

with a copy to:

Greenberg Traurig, LLP
1200 17th Street, Suite 2400
Denver, Colorado 80123
Attn:  Marc J. Musyl

If to the Investors, to the addresses set forth on Schedule I to the Subscription Agreement:

with a copy to:

Wollmuth Maher Deutsch LLP
500 Fifth Avenue, 12th Floor
New York, New York 10110
Facsimile:   (212) 382-0050
Attention:  Gerald Coviello

If to any of the Harborview Shareholders:

Harborview Advisors, LLC
850 Third Avenue, Suite 1801
New York, New York 10022
Facsimile: (646) 218-1401
Attention: Chief Financial Officer

with a copy to:

Haynes and Boone LLP
1221 Avenue of the Americas
26th Floor

New York, NY 10020
Facsimile: (212) 884-8234
Attention: Rick A. Werner, Esq.
Any party hereto may from time to time change its address for notices by giving at least five days’ written notice of such changed address to the other parties hereto.

(d)           Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  The representations and warranties and the agreements and covenants of the Company and each Holder contained herein shall survive the Closing.

(e)           Execution in Counterpart.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(f)            Signatures.  Facsimile signatures shall be valid and binding on each party submitting the same.

(g)           Entire Agreement; Amendment.  This Agreement, together with the Subscription Agreement, the Warrants, and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be amended, modified or terminated except by a written agreement signed by the Company plus  Investors and holders of the Harborview Shares who hold not less than 67% of the Demand Registrable Securities (determined on a fully-diluted, as converted basis, if applicable); provided, however, that any amendment that pertains to the right and/or obligations of the Harborview Shareholders shall require the written consent of the holders of a majority of the Harborview Shares.

(h)           Governing Law.  This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such state, except to the extent that the law of the State of Delaware regulates the Company’s issuance of securities.

(i)            Jury Trial.  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(j)            Titles.  The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

BACTERIN INTERNATIONAL HOLDINGS, INC.,
f/k/a K-KITZ, INC.

By:
	Name:	Guy Cook
	Title:	President and Chief Executive Officer

COUNTERPART SIGNATURE PAGE
TO REGISTRATION RIGHTS AGREEMENT,
DATED JUNE __, 2010,
AMONG BACTERIN INTERNATIONAL, INC. AND
THE “HOLDERS” IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Registration Rights Agreement to which this Signature Page is attached, which, together with all counterparts of the Registration Rights Agreement and Signature Pages of the Company and other “Holders” under the Registration Rights Agreement, shall constitute one and the same document in accordance with the terms of the Registration Rights Agreement.

HOLDER:

By:
Name:
Title: